EXHIBIT 10.15(c)

AMENDMENT 2011-1
TO THE
QWEST COMMUNICATIONS INTERNATIONAL INC.
DEFERRED COMPENSATION PLAN

WHEREAS, Qwest Communications International Inc. (the “Company”) established the Qwest Communications International Inc. Deferred Compensation Plan effective as of January 1, 1999, as most recently amended and restated effective January 1, 2005, and as subsequently further amended (the “Plan”); and

WHEREAS, Section 11.1 of Part A of the Plan permits the Company to amend the Plan by action of the Board of Directors of the Company; provided, however, that no amendment shall be effective to decrease or restrict the value of a Plan participant’s account balance in existence at the time the amendment is made and subject to other limitations not herein relevant.

WHEREAS, by action dated November 15, 2011, the Board has delegated its authority to amend the Plan to the CenturyLink Plan Design Committee; and

WHEREAS, the CenturyLink Plan Design Committee wishes to amend Part A of the Plan in order to cause the cessation of active participation, deferrals and other contributions thereunder after December 31, 2011 and to make other desired changes;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      Effective January 1, 2012, Section 1.23 of Part A of the Plan (“Participant”) is hereby amended in its entirety to read as follows:

1.23                        “Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce. Notwithstanding any Plan provision to the contrary, there shall be no new Participants after December 31, 2011, and any Employee who is a Participant as of December 31, 2011 shall remain a Participant solely with respect to his Account Balance as of December 31, 2011 (as subsequently adjusted in accordance with the Plan’s terms, such as for earnings, losses, distributions, etc.).

2.                                      Effective January 1, 2012, a new Section 2.4 (“Selection, Enrollment and Eligibility in Plan Years After December 31, 2011”) is hereby added to Part A of the Plan and shall in its entirety read as follows:

2.4                               Selection, Enrollment and Eligibility In Plan Years After December 31, 2011. Notwithstanding any Plan provision to the contrary, (a) no Employee shall be selected to participate in the Plan after December 31, 2011, (b) there shall be no new Participants after December 31, 2011, and (c) after December 31, 2011, Participants who have an Account Balance as of December 31, 2011 shall not be able to make deferrals of Annual Salary, Bonus, Commissions and Other Compensation earned after December 31, 2011; provided, however, each Participant with an Account Balance as of December 31, 2011 shall remain a Participant with respect to that Account Balance (as subsequently adjusted in accordance with the Plan’s terms, such as for earnings, losses, distributions, etc.).

3.                                      Effective January 1, 2012, Section 3.3 of Part A of the Plan (“Election to Defer; Effect of Election Form”) is hereby amended in its entirety to read as follows:

3.3          Election to Defer; Effect of Election Form.

(a)                                 First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee or its designated agent deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee or its designated agent (in accordance with Section 2.2 above) and accepted by the Committee.

(b)                                 Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee or its designated agent deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee or its designated agent, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)                                  Plan Years after December 31, 2011. No Participant shall be permitted to make an irrevocable deferral election for any Plan Year that commences after December 31, 2011.

4.                                      Effective January 1, 2012, Section 3.5 of Part A of the Plan (“Annual Company Matching Amount”) is hereby amended in its entirety to read as follows:

3.5                               Annual Company Matching Amount. For each Plan Year, the Company shall make a matching contribution to each Participant’s Company Matching Account using: (a) the sum of the Participant’s total deferrals to this Plan for the Plan Year and his deferrals to the 401(k) Plan for the Plan Year of the 401(k) Plan that ends with or within such Plan Year; multiplied by (b) the matching contribution formula set forth in the 401(k) Plan for the Plan Year of the 401(k) Plan that ends with or within such Plan Year (without regard to the 401(k) Plan’s limits on pre-tax deferrals or includable compensation); and then reduced by (c) the amount of actual Company matching contributions to the 401(k) Plan for such Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death, the Annual Company Matching Amount for such Plan Year shall be zero (0). The foregoing sentence shall not apply to grandfathered former participants in the US WEST Deferred Compensation Plan. In the event of Retirement or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires or dies. Notwithstanding any Plan provision to the contrary, the Company shall not make any Company matching contributions to any Participant’s Company Matching Account under the Plan after December 31, 2011.

5.                                      Effective November 15, 2011, Section 11.1 of the Plan (“Amendment”) is hereby amended in its entirety to read as follows:

11.1                        Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors or the delegate of the board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 11.1 or Section 12.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

6.                                      Effective November 15, 2011, Section 11.4 of the Plan (“Termination”) is hereby amended in its entirety to read as follows:

11.4                        Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees by action of its board of directors or the delegate of the board of directors.

7.                                      Except as amended above, each and every provision of the Plan, as it previously may have been amended, shall remain in full force and effect without change or modification.

8.                                      Any inconsistent provision of the Plan shall be read to be consistent with this Amendment and its purposes.

9.                                      The Effective Date of each item of this Amendment shall be as indicated above.

Signature in Counterparts. The undersigned agree to be bound by their telecopied signatures and agree that the Company may rely on their telecopied signatures.  This Resolution may be executed in multiple counterparts which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being all of the members of the CenturyLink Plan Design Committee, hereby approve, adopt and execute this Amendment on this                  day of December, 2011.

CENTURYLINK PLAN DESIGN COMMITTEE

By:		By:
	Charles Wheeler, Chair		G. Clay Bailey, Member
Title:	Sr. Vice President, Human Resources	Title:	Sr. Vice President, Treasurer

By:		By:
	Joseph Osa, Member		Marina Pearson, Member
Title:	Vice President, Human Resources, Labor	Title:	Vice President, Human Resources,
Compensation & Benefits

By:
Mark Stites, Member
Title:	Vice President, Legal